EXHIBIT 99.1 Investor Presentation Fourth Quarter 2010

Forward -Looking Statement Disclosure Certain statements contained in this presentation which are not statements of historical fact constitute forward -looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward -looking statements within the meaning of the Act. Examples of forward -looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements . Words such as ‘‘believes’’, ‘‘anticipates’’, “likely”, “expected”, ‘‘intends’’, and other similar expressions are intended to identify forward -looking statements but are not the exclusive means of identifying such statements . Management’s analysis contains forward -looking statements that are provided to assist in the understanding anticipated future financial performance . However, such performance involves risks and uncertainties that may cause actual results to differ materially . Factors that could cause actual results to differ from those discussed in the forward -looking statements include, but are not limited to: In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward -looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward -looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. Another step on the path to success management’s ability to effectively execute its business plan; the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance; the ability of financial institutions to access sources of liquidity at a reasonable cost; the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury’s TARP and the FDIC’s Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums from increased payments from FDIC insurance funds as a result of depository institution failures; the effects of and changes in policies and laws of regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); inflation and possible changes in interest rates; our ability to keep up with technological changes; our ability to comply with the terms of loss sharing agreements with the FDIC; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected; the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our company; expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected; our ability to increase market share and control expenses; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; adverse changes in the securities and debt markets; our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry; our ability to manage loan delinquency and charge -off rates and changes in estimation of the adequacy of the allowance for loan losses; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation .

Business & Strategy Review

Franchise Highlights Another step on the path to success Strong operating fundamentals and prudent management have resulted in solid performance and profitability throughout the recessionary period 2010 ROAA of 0.91% and ROAE of 8.68% 81 consecutive quarters of profitability Capital levels remain among industry leaders and provide ability to take advantage of strategic opportunities in core strategic markets Tangible common equity of 10.33%; total capital ratio of 19.72% Strong performance generated with low risk balance sheet 34.5% of loans covered by FDIC loss share agreements 100% risk-weighted assets comprise less than 50% of balance sheet Credit metrics have remained strong throughout most of the economic downturn Nonperforming assets / total assets of 1.57% and nonperforming loans / total loans of 2.84% compare favorably to peer institutions Solid market share in strategic operating markets and positioned as the largest community -oriented institution serving many of its markets #4 market share ranking in Cincinnati MSA; strong market share position in many other key communities

Opportunities to Build Shareholder Value Opportunities and Risks Risks to be Managed Another step on the path to success Efficient and prudent use of capital in future periods Support organic growth in core strategic markets Dividend policy Acquisitions that meet internal criteria Share repurchase plans Return to “normalized” loan loss provision levels as credit quality and economy improve Planned initiatives to improve efficiency and reduce operating expenses Regulatory and financial services reform Higher costs of compliance Pressure on consumer fee revenue Regulatory capital requirements Attrition of non-strategic elements related to 2009 acquisitions and replacement of revenue stream Increased competition; both currently for credit-worthy lending clients and prospectively as survivors emerge and look to pursue growth opportunities

Focused Business Strategy Client intimate strategy focused on long-term, profitable relationships with clients Strong sales culture that is aggressive in attracting business with the appropriate risk and return Lines of business – Commercial – Retail – Wealth Management Target clients – Individuals and small / mid-size businesses located within the regional markets we serve Ohio, Indiana and Kentucky – 109 locations serving 70 communities Primary focus and value creation is through organic growth in key regional markets Key initiatives for additional revenue growth – Mortgage – Small business banking Another step on the path to success 6

3 banking centers Peoples in Indiana (FDIC) July 31, 2009 $85 mm deposits $41 mm in select 19 banking centers performing commercial and Loan Portfolio $521 mm deposits consumer loans June 30, 2009 $331 mm in loss share covered loans1 $145 mm select performing No first loss commercial and position consumer loans Another step on the path to success Irwin (FDIC) September 18, 2009 27 banking centers $2.5 bn deposits $1.8 bn in loss share covered loans1 No first loss position Continue to evaluate opportunities in this dislocated market; never lose sight of core franchise Core philosophy and strategy remain unchanged 1 Estimated fair market value of loans and deposits Selective Acquisitions Supplements organic growth strategy through expansion in strategic markets Transactions met all internal criteria for acquisitions In-market locations improves operating leverage Loss sharing arrangements provide significant protection on acquired loans Developed scalable covered asset and loss share management team comprised of credit, legal, accounting and finance Banking Centers August 28, 2009 Future

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Low Risk Balance Sheet

Stress Case

- Illustrates the strength of our balance sheet assuming a full charge-off of all acquired loans under FDIC loss share agreements and a full charge-off of all uncovered non-performing loans.
- Nonperforming Assets = $98 million
- Covered Loans = $1.5 billion



Risk Based Capital Ratio
19.72%
2.35%
1.23%
16.14%
Peers = 13.39%
Chargeoff
Actual12/31/2010
All Covered Loans
Non-Performing Uncovered
Stress Case 12/31/2010



Tangible Common Equity to Tangible Assets
10.33%
1.31%
0.87%
8.15%
Peers = 7.06%
Chargeoff
Actual12/31/2010
All Covered Loans
Non-Performing Uncovered
Stress Case 12/31/2010

Total Assets by Risk Weighting %

As of December 31, 2010

(Dollars in millions)



Peer % of 100% RWAs = 59.3%
$276 4%
$2,928 48%
$2,652 42%
$394 6%
100%
50%
20%
0%

- Return on Risk Weighted Assets = 1.54% (Peer Median(1) = 1.03%)
- Risk Weighted Assets / Total Assets = 58.99% (Peer Median(1) = 73.13%)

(1) Represents Peer Group II, comprised of approximately 30 bank holding companies conducting business in similar geographic markets as listed in the Company's Annual Report, based on financial data as of September 30, 2010

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34.5% of total loans covered under FDIC loss share agreement Seeing isolated areas of improvement but overall weakness still exists in Company’s strategic markets Stress remains primarily in commercial, construction and CRE portfolios Credit Quality Trends 1 Quarter Year 4Q10 3Q10 2Q10 1Q10 4Q09 2010 2009 2008 Net charge -offs / average loans & leases 1.39% 0.97% 0.71% 2.00% 1.53% 1.27% 1.16% 0.47% Nonperforming loans / loans 2.84% 2.88% 2.84% 2.65% 2.69% 2.84% 2.69% 0.68% Nonperforming assets / total assets 1.57% 1.59% 1.46% 1.41% 1.23% 1.57% 1.23% 0.60% Allow. for loan & lease losses / total loans 2.03% 2.07% 2.07% 2.01% 2.05% 2.03% 2.05% 1.34% Allow. for loan & lease losses / nonperforming loans 71.6% 72.0% 72.8% 76.1% 76.3% 71.6% 76.3% 197.3% 1 Excludes assets covered by FDIC loss share agreements Another step on the path to success Credit Quality Review

Financial Review

2010 Financial Highlights Fourth Quarter and Full Year Quarterly net income of $14.3 million, or $0.24 per diluted common share Full year 2010 net income available to shareholders’ of $57.4 million, or $0.99 per diluted common share Continued strong profitability – Quarterly and annual return on average assets of 0.90% and 0.91%, respectively – Quarterly and annual return on average shareholders’ equity of 8.14% and 8.68%, respectively Full year 2010 net interest income increased to $275.5 million, or 57%, from $176.0 million during 2009. Quarterly net interest margin increased to 4.65% compared to 4.59% during the third quarter Stable credit quality – Total nonperforming ned consistentassets remai at $97.8 – Provision forossesuncovered equaled loan 99.9% - loffs of fornet Another step on the path to success

Primary component of capital is common equity; continues to grow as a result of earnings power Announced 20% increase in the quarterly dividend to $0.12 per share Strong capitalization levels remain among industry leaders and provides ability to take advantage of strategic opportunities Long-term targeted dividend payout range is between 40% and 60% of earnings Basel III likely to have little impact As of Peer Group Medians December 31, September 30, December 31, Peer Group I 1 Peer Group II 2 2010 2010 2009 Leverage Ratio 10.89% 10.50% 9.24% 9.67% 9.67% Tier 1 Capital Ratio 18.45% 18.64% 16.11% 13.55% 13.17% Total Risk-Based Capital Ratio 19.72% 19.91% 17.37% 15.26% 14.87% Ending tangible shareholders' equity to ending tangible assets 10.33% 10.38% 8.95% 8.82% 8.30% Ending tangible common shareholders' equity to ending tangible assets 10.33% 10.38% 7.75% 7.96% 7.66% 1 Peer Group I, comprised of approximately 90 BHCs with total assets of $3 - $10 billion consistent with the peer group included in the BHC Performance Report for the Company per the Federal Reserve Board; as of September 30, 2010 2 Peer Group II, comprised of approximately 30 bank holding companies conducting business in similar geographic markets as listed in the Company’s Annual Report; as of September 30, 2010 Another step on the path to success Capitalization Source: Peer Group median data obtained from SNL Financial

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Net Interest Margin Summary

- Net interest margin continues to be positively impacted by the lower cost of funds related to the expected runoff of retail and brokered certificates of deposit
- Additionally lowering the cost of funds was the full quarter impact of the prepayment of $232 million of FHLB advances
- Available liquidity was used during the quarter to purchase over $364 million of agency MBS, which should benefit net interest margin in future periods
- Strong core deposit base and liquidity provide less reliance on wholesale borrowings and allows for aggressive pricing strategies


Net Interest Margin
4.65%
4.89%
4.53%
4.59%
4.65%
0.25%
0.25%
0.25%
0.25%
0.25%
4Q09
1Q10
2Q10
3Q10
4Q10
Net interest margin
Fed funds target rate


Earning Asset Yield and Liability Cost
5.93%
1.54%
6.13%
1.51%
5.74%
1.45%
5.73%
1.39%
5.64%
1.23%
4Q09
1Q10
2Q10
3Q10
4Q10
Yield on interest-earning assets
Cost of interest-bearing liabilities

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Deposit and Loan Composition Total Deposits = $5.1 billion As of December 31, 2010 (Dollars in millions) Gross Loans = $4.3 billion As of December 31, 2010 (Dollars in millions) $393 8% $857 20% $3,441 $4,753 80% 92% Strategic Acquired -Non-Strategic Western market (acquired -non-strategic) branch exit is complete; acquired -non-strategic deposits consist primarily of Michigan and Louisville market deposits and brokered CDs. Another step on the path to success

Noninterest Income and Expense Components of Noninterest Income Components of Noninterest Expense For the Three Months Ended December 31, 2010 For the Three Months Ended December 31, 2010 (Dollars in millions) (Dollars in millions) $1.2 2% $3.4 6% $6.1 $4.1 18% 7% $1.1 3% $16.0 46% $11.3 $47.6 33% 85% Strategic Strategic FDIC Loss Sharing Income Acquired -non-strategic Other Non-strategic FDIC Support Accelerated Discount on Paid in Full Loans Other Non-strategic Another step on the path to success

Acquisition -Related Items

Pre-Tax, Pre-Provision Income For the three months ended December 31, September 30, June 30, March 31, December 31, 2010 2010 2010 2010 2009 Pre-tax, pre-provision income 1 $ 34,844 $ 33,631 $ 37,216 $ 31,126 $ 35,724 Accelerated discount on covered loans related to: Loan sales - 362 - 1,927 2,919 Prepayments 6,113 9,086 7,408 4,171 5,296 Total accelerated discount 6,113 9,448 7,408 6,098 8,215 Less: gain on sales of non-mortgage loans 2 - 2,034 - - - Plus: FHLB prepayment penalty - 8,029 - - - Pre-tax, pre-provision income, net of accelerated discount, gain on sales of non-mortgage loans and FHLB prepayment penalty $ 28,731 $ 30,178 $ 29,808 $ 25,028 $ 27,509 1 Represents income before taxes plus provision for uncovered and covered loans less FDIC loss sharing income 2 Represents gain on sale of loans originated by franchise finance business Another step on the path to success

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Fourth Quarter 2010 Loan Valuation

- The majority of the loans acquired as part of the FDIC-assisted transactions are accounted for under ASC Topic 310-30 which requires the Company to periodically update its forecast of expected cash flows from these loans.
- As a result of valuation procedures performed during the fourth quarter 2010, the Company experienced an improvement in cash flow expectations related to certain loan pools and impairment related to other loan pools.
- There were also loan pools that were impaired in prior periods but improved during the fourth quarter revaluation. This improvement was recorded during the quarter as a recapture of prior period impairment which partially offset current period impairment. Loan pools that recaptured prior impairment and experienced additional improvement beyond the initial impairment are included in the "loans with improvement" listed below.

		Fourth Quarter 2010 Valuation Results				Yield	
Dollars in thousands	Balance as of December 31, 2010	Current Period Impairment	Prior Period Impairment Recapture	Net Current Period Impairment	Improvement	Old	New
Loans with improvement	$691,126	-	($4,392)	($4,392)	$17,346	9.26%	9.94%
Loans with impairment	661,930	$14,592	(5,262)	9,330	-	10.91%	10.91%
Total	$1,353,056	$14,592	($9,654)	$4,938	$17,346	10.07%	10.41%
FDIC indemnification asset	$222,648	NA	NA	NA	NA	2.61%	(0.76%)
				Weighted average yield		9.01%	8.84%

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Comparison of Financial Impact Various Scenarios Related to Acquired Loans The tables below present a comparison of the impact on per share amounts under various scenarios related to acquired loans 1 Extreme Cases Best Estimate If all acquired loans were to prepay immediately, after-tax revenue per diluted share If only ASC Topic 310-30 loans were to pay as would benefit by $1.26 per share. expected, the benefit to after-tax revenue per The absolute worst case scenario – a 100% loss on all acquired loans – would share diluted share would be $5.58, earned negatively impact after-tax diluted EPS by $0.75 per share. over the remaining life of the portfolio . Current weighted average life is approximately 4 years. Extreme Scenarios - All Acquired Loans Payment as Expected Recognition of Noninterest Income Estimated Maximum Credit Loss Exposure Recognition of Interest Income Assumes All Acquired Loans Prepay Immediately Assumes 100% Loss on Total UPB Assumes Loans Amortize Over Expected Life Dollars in thousands; as of December 31, 2010 Dollars in thousands; as of December 31, 2010 Dollars in thousands; as of December 31, 2010 Unamortized discount $336,815 FFBC share of stated loss threshold $134,371 Total expected cash flows $1,860,076 FDIC indemnification asset (222,648) FFBC share of max. additional losses 63,853 Recorded investment 1,353,057 Discount net of indemnification asset $114,167 Maximum possible credit loss 198,224 Total accretable difference 507,019 FDIC indemnification asset 222,648 FDIC indemnification asset 2 (2,800) Unamortized discount (336,815) Total net accretable difference $504,219 Allowance for loan losses - acquired (16,493) Adjusted max. possible credit loss $67,564 Impact of immediate recognition of Impact of immediate recognition of Impact of accretable difference on unamortized discount on after-tax additional credit losses on after-tax after-tax revenue per diluted share revenue per diluted share 1 $1.26 diluted earnings per share 1 ($0.75) over the expected life of the loans 1 $5.58 1 Based on fourth quarter 2010 average diluted common shares outstanding of 58,688,415; tax rate of 35% applied 2 Projected amortization of FDIC indemnification asset over average expected life of portfolio Another step on the path to success

What is the Embedded Value? Higher reinvestment balances – Book value of acquired loans is less than the unpaid principal balance – Full payoff = increase in earning assets • Interest income is not fully offset by lower reinvestment yield Additional capital to leverage from discount accretion • Immediate repayment scenario = $74.2 million in additional capital leveraged at 8% = $928 million in additional earning asset support • Additional “Bear Case” = $0.28 per diluted common share; “Bull Case” = $0.55 per diluted common share • Total levered “Bear” case = $0.83 per diluted share • Total levered “Bull” case = $1.63 per diluted share Another step on the path to success "Bear Case" "Bull Case" Reinvested in Reinvested in Covered Loans Investments New Loans Balance $1,481,493 $1,818,308 $1,818,308 Yield on asset 1 10.74% 2.75% 5.35% Annualized interest income 50,003 97,279 Ann. interest income after-tax per diluted share 2 $0.55 $1.08 Tax effected gain 74,209 74,209 Additional assets levered at 8% 927,607 927,607 Additional annualized interest income 25,509 49,627 After-tax EPS impact from leverage 2 $0.28 $0.55 Total after-tax EPS impact 2 $0.83 $1.63 1 Based on current or prospective asset yields as of the date of this presentation 2 Based on fourth quarter 2010 average diluted common shares outstanding of 58,688,415; tax rate of 35% applied

Appendix

Strategic portfolio: no significant industry concentrations; geography distributed throughout footprint In-house lending limit of $15 million – significantly below legal limit Experienced quarterly growth in commercial loans of 4.8%; commercial and CRE new originations and renewals totaled approximately $350 million during the fourth quarter 2010 Total Loan Portfolio – December 31, 2010 $4.3 billion 3% 8% 26% 11% 5% 47% Commercial Real estate - construction Real estate - commercial Real estate - residential Home equity Installment and other Covered Loans - $1.5 billion 2% 15% 23% 3% 57% Uncovered Loans - $2.8 billion 4% 12% 28% 10% 6% 40% Another step on the path to success

Uncovered Loans – RE Collateral Construction and acquisition and land development loans represent small portion of overall portfolio Commercial real estate and constructions loans located primarily in Ohio and Indiana markets Total Uncovered Loan Portfolio 1 – December 31, 2010 $2.8 Billion 6% $163,543 $1,139,931 40% Dollars in thousands Real estate - construction Real estate - commercial 4% 36% 60% Non-owner occupied Owner occupied Acquisition & land development 1 Excludes loans covered by FDIC loss sharing agreements Another step on the path to success

Covered Loan Activity Covered Loan Activity - Fourth Quarter 2010 Reduction in Balance Due to: September 30, Prepayments / Contractual Loans With December 31, (Dollars in thousands) 2010 Loan Sales Renewals Activity 1 Charge -Offs 2 Coverage Rem. 2010 Commercial $ 386,593 $ - $ 25,446 $ 25,618 $ 795 $ 695 $ 334,039 Real estate - construction 59,803 - 255 16,150 655 - 42,743 Real estate - commercial 897,388 - 27,321 4,452 5,708 4,182 855,725 Real estate - residential 236,292 - 13,341 492 1,712 - 220,747 Installment 21,863 - 1,197 (886) 481 - 21,071 Other covered loans 7,645 - - 477 - - 7,168 Total covered loans $ 1,609,584 $ - $ 67,560 $ 46,303 $ 9,351 $ 4,877 $ 1,481,493 1 Includes partial paydowns, accretion of the valuation discount and advances on revolving loans 2 Indemnified at 80% from the FDIC Another step on the path to success

Strategic – Elements of the business that either existed prior to the acquisitions or were acquired with the intent to retain and grow. On a reported basis, approximately 73% of total revenue is derived from strategic businesses . Not including the FDIC loss sharing income, strategic operations represents 82% of total revenue . Acquired -Non-Strategic – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected . Revenue will decrease over time as loans and deposits will not be renewed when they mature . FDIC Loss Sharing Income – In accordance with guidance provided by the SEC, amounts recoverable from the FDIC related to credit losses on covered loans under loss sharing agreements are required to be recorded as noninterest income Accelerated Discount on Loan Prepayments and Dispositions – The acceleration of the unrealized valuation discount . Noninterest income results from the prepayment or sale of covered loans. This item will be ongoing but diminishing as covered loan balances decline over time. Another step on the path to success Revenue by Source Total Revenue: $102.4 million For the Three Months Ended December 31, 2010 (Dollars in millions) $6.1 6% $11.3 11% $10.5 10% $74.5 73% Strategic Acquired -Non-Strategic FDIC Loss Sharing Income Accelerated Discount on Paid in Full Loans

Funding Structure and Cost of Funds Average Interest Bearing Liability Balances Total Cost of Funds 1.51% 1.45% 1.39% 1.23% 8% 8% 6% 4% 35% 36% 36% 38% 48% 41% 43% 44% 13% 13% 13% 14% 1Q10 2Q10 3Q10 4Q10 Noninterest -bearing deposits* Interest -bearing deposits and savings Time deposits Borrowed funds End of Period Deposit Composition Total Cost of Deposits 1.19% 1.16% 1.11% 0.99% 35% 41% 39% 38% 2.33% 2.30% 2.23% 2.12% Funds 30% of 26% 28% 0.66% 25% 0.62% 0.59% 0.54% Cost 0.39% 20% 0.45% 22% 0.41% 20% 0.35% 22% 0.00% 14% 0.00% 14% 0.00% 14% 0.00% 14% 1Q10 2Q10 3Q10 4Q10 Noninterest -bearing deposits Interest -bearing deposits Savings Time deposits * Not included in cost of funds calculation Another step on the path to success

Deposit Activity Deposit Activity - Fourth Quarter 2010 Balance as of Acquired - Balance as of September 30, Strategic Non-Strategic December 31, (Dollars in thousands) 2010 Portfolio Portfolio 2010 Transaction and savings accounts $ 3,120,611 $ 212,149 $ 18,646 $ 3,351,406 Time deposits 1,742,059 (57,961) (21,757) 1,662,341 Brokered deposits 188,593 (3,636) (52,455) 132,502 Total deposits $ 5,051,263 $ 150,552 $ (55,566) $ 5,146,249 Strategic transaction and savings accounts increased over $212 million during the third quarter, including over $80 million of growth in retail accounts . Higher cost retail time and brokered certificates of deposit continue to runoff as expected Brokered deposits have declined to less than 3% of total deposits Deposit retention from the acquisitions continues to exceed management’s expectations Another step on the path to success

Credit Quality Comparison 1 NPLs / Loans 4 .0 0% 3 .50% 3 .0 0% 2 .50% 2 .0 0% 1.50% 1.0 0% 0 .50% 0 .0 0% 1Q0 8 2 Q0 8 3 Q0 8 4 Q0 8 1Q0 9 2 Q0 9 3 Q0 9 4 Q0 9 1Q10 2 Q10 3 Q10 4 Q10 Reserves / NPLs 3 0 0% 2 50% 2 0 0% 150% 10 0% 50% 0% 1Q0 8 2 Q0 8 3 Q0 8 4 Q0 8 1Q0 9 2 Q0 9 3 Q0 9 4 Q0 9 1Q10 2 Q10 3 Q10 4 Q10 NCOs / Average Loans & Leases 1.80% 1.50% 1.25% 1.20% 0.90% 0.55% 0.70% 0.60% 0.30% 0.30% 0.20% 0.00% 1Q0 8 2 Q0 8 3 Q0 8 4 Q0 8 1Q0 9 2 Q0 9 3 Q0 9 4 Q0 9 1Q10 2 Q10 3 Q10 4 Q10 2Q09 includes higher charge-offs related to one commercial real estate construction relationship (20 basis points) and two separate and unrelated floor plan relationships (55 basis points); Q309 includes a charge-off related to the sale of the entire shared national credit portfolio (30 basis points); 4Q09 includes two unrelated commercial real estate construction relationships (70 basis points); 1Q10 includes alleged fraudulent activity by one borrower (125 basis points) Texas Ratio 4 0 .0% 3 5.0% 3 0 .0% 2 5.0% 2 0 .0% 15.0% 10 .0% 5.0% 0 .0% 1Q0 8 2 Q0 8 3 Q0 8 4 Q0 8 1Q0 9 2 Q0 9 3 Q0 9 4 Q0 9 1Q10 2 Q10 3 Q10 4 Q10 Texas ratio defined as total nonperforming assets plus accruing loans 90+ past due divided by the sum of tangible equity and loan loss reserves Peer Group I, comprised of approximately 90 BHCs with total assets of $3 - $10 billion consistent with the peer group included in the BHC Performance Report for the Company per the Federal Reserve Board Peer Group II, comprised of approximately 30 bank holding companies conducting business in similar geographic markets as listed in the Company’s Annual Report First Financial Bancorp 1 Excludes loans covered by FDIC loss sharing agreements Another step on the path to success Source: Peer Group median data obtained from SNL Financial

Investment portfolio represents 16.2% of total assets Investment philosophy includes avoidance of credit and geographic concentration risks within the MBS portfolio while balancing the Company’s overall asset / liability management objectives During the fourth quarter 2010, the Company purchased $364.2 million of GNMA, FNMA and FHLMC mortgage backed securities Another step on the path to success Investment Portfolio As of December 31, 2010 Book Percent of Book Cost Market Gain/ (Dollars in thousands) Value Total Yield Basis Value (Loss) U.S. Treasury notes $ 13,959 1.4% 2.03 99.71 102.37 $ 372 Agencies 105,985 10.4% 2.76 100.00 100.91 957 CMOs (agency) 336,458 33.1% 1.51 100.35 100.76 1,355 CMOs (private) 44 0.0% 0.95 100.00 100.39 0 MBSs (agency) 452,366 44.6% 3.56 102.18 104.85 11,532 908,812 89.5% 2.68 101.21 102.80 14,216 Municipal 17,479 1.7% 7.19 99.22 101.52 401 Other 1 88,914 8.8% 3.08 102.37 103.07 608 106,393 10.5% 3.75 101.85 102.81 1,009 Total investment portfolio $ 1,015,205 100.0% 2.79 101.28 102.80 $ 15,225 Net Unrealized Gain/(Loss) $ 15,225 Aggregate Gains 17,970 Aggregate Losses (2,745) Net Unrealized Gain/(Loss) % of Book Value 1.50% 1 Other includes $78.7 million of regulatory stock

Investment Portfolio Composition As of December 31, 2010 Sector Allocation Agencies MBSs (agency) 10% 45% Other * 9% CMOs (Agency) UST Notes Municipal 33% CMOs (private) 0% 1% 2% Credit Quality Investment Grade 98% Not Rated 2% Other Investment Grade 0% * Other consists primarily of regulatory stock Investment Grade = A rated securities Other Investment Grade = B rated securities Not Rated includes an immaterial amount of securities with a non-investment grade rating Another step on the path to success

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Summary of Acquisition-Related Items

(Dollars in thousands)	For the Three Months Ended December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	For the Twelve Months Ended December 31, 2010
Income effect:					
Accelerated discount on loan prepayments and dispositions [1, 2]	$ 6,113	$ 9,448	$ 7,408	$ 6,098	$ 29,067
Acquired-non-strategic net interest income	9,937	10,586	10,207	10,854	41,584
FDIC loss sharing income	11,306	17,800	15,170	7,568	51,844
Service charges on deposit accounts related to acquired-non-strategic operations	196	168	130	230	724
Other income related to acquired-non-strategic operations	331	(124)	346	(150)	403
Income related to the accelerated discount on loan prepayments and dispositions and acquired-non-strategic operations	27,883	37,878	33,261	24,600	123,622
Expense effect:					
Provision for loan and lease losses - covered	13,997	20,725	18,962	9,460	63,144
Acquired-non-strategic operating expenses: [3]					
Salaries and employee benefits	820	13	29	122	984
Occupancy	161	91	542	1,415	2,209
Other	3,071	462	699	664	4,896
Total acquired-non-strategic operating expenses	4,052	566	1,270	2,201	8,089
FDIC indemnification support [3]	1,160	875	938	605	3,578
Loss share expense	616	-	-	-	616
Acquisition-related costs: [3]					
Integration-related costs	9	(102)	720	999	1,626
Professional services fees	396	1,174	1,436	1,457	4,463
Other	7	433	24	172	636
Total acquisition-related costs	412	1,505	2,180	2,628	6,725
Transition-related items: [3]					
Salaries and benefits	176	796	1,843	4,776	7,591
Occupancy	172	50	(522)	910	610
Other	336	-	-	577	913
Total transition-related items	684	846	1,321	6,263	9,114
Total expense effect	20,921	24,517	24,671	21,157	91,266
Total estimated effect on pre-tax earnings	$ 6,962	$ 13,361	$ 8,590	$ 3,443	$ 32,356

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense

Another step on the path to success 31

fIRST
first financial bancorp

Effect on Noninterest Items

Noninterest Income

(Dollars in thousands)	For the Three Months Ended				For the Twelve Months Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2010
Total noninterest income	$ 34,534	$ 44,895	$ 40,467	$ 26,935	$ 146,831
Significant components of noninterest income					
Items likely to recur:					
Accelerated discount on loan prepymnts and dispsitions[1]	6,113	9,448	7,408	6,098	29,067
FDIC loss sharing income	11,306	17,800	15,170	7,568	51,844
Oth. acq-non-strategic inc.	527	44	475	80	1,126
Transition-related items	-	-	-	366	366
Items expected not to recur:					
Gain on sale of insurance business	-	1,356	-	-	1,356
FDIC settlmnt and other items					-
not expected to recur	551	(132)	2,930	-	3,349
Total excluding items noted above	$ 16,037	$ 16,379	$ 14,484	$ 12,823	$ 59,723

[1] Net of the corresponding valuation adjustment on the FDIC indemnification asset

Noninterest Expense

(Dollars in thousands)	For the Three Months Ended				For the Twelve Months Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2010
Total noninterest expense	$ 56,290	$ 61,310	$ 55,819	$ 60,261	$ 233,680
Significant components of noninterest income					
Items likely to recur:					
Acquired-non-strategic operating expenses	4,052	566	1,270	2,201	8,089
Transition-related items	684	846	1,321	6,263	9,114
FDIC indemnification support	1,160	875	938	605	3,578
Items expected not to recur:					
Acquisition-related costs	412	1,505	2,180	2,628	6,725
FHLB prepayment penalty	-	8,029	-	-	8,029
Other items not expected to recur	1,787	493	2,387	1,019	5,686
Total excluding items noted above	$ 48,195	$ 48,996	$ 47,723	$ 47,545	$ 192,459

[1] Represents 20% of total recognized, unanticipated losses on covered loans

Another step on the path to success
32

Leadership

Executive Management Claude E. Davis President & Chief Executive Officer Mr. Davis joined First Financial in 2004 as President, Chief Executive Officer and a member of the Board of Directors . Mr. Davis also serves as Chairman of the Board of Directors of First Financial Bank. Prior to joining the company, he served as Senior Vice President at Irwin Financial Corporation and Chairman of Irwin Union Bank and Trust, the company’s lead bank, positions he held since 2003. Earlier in his career, he served as President of Irwin Union Bank and Trust for seven years. Mr. Davis began his career as a Certified Public Accountant with the public accounting firm Coopers & Lybrand . C. Douglas Lefferson Executive Vice President, Chief Banking Officer Mr. Lefferson has spent his entire career in various positions with First Financial Bancorp and First Financial Bank and was appointed to his current position in 2005. Prior to his current appointment, Mr. Lefferson served as Chief Financial Officer from 2002 through 2005. J. Franklin Hall Executive Vice President, Chief Financial Officer Mr. Hall joined First Financial in 1999 and was appointed to his current position in 2005. Prior to joining the Company, he was with Firstar Bank (currently US Bancorp) . He is a Certified Public Accountant (inactive) and began his career with the public accounting firm Ernst & Young, LLP. Richard Barbercheck Executive Vice President, Chief Credit Officer Mr. Barbercheck joined First Financial in 2005 as Senior Vice President and Chief Risk Officer and was appointed to his current position in 2006. Mr. Barbercheck is responsible for the administration of the bank’s lending portfolios as well as oversight of the Company’s credit policies and loan underwriting processes . Prior to joining the Company, he oversaw the Credit Risk Evaluation Group at Irwin Financial Corporation . Earlier in his career he served at several banks in executive -level positions located in Southeastern Indiana, including Veedersburg State Bank (1989 – 1993), National City Bank (1993 - 1998) and Irwin Union Bank (1998 - 2005). Mr. Barbercheck has over 25 years of banking experience with a predominance of experience in the commercial lending and credit administration areas. Another step on the path to success

Executive Management (continued) Michael Cassani Executive Vice President, First Financial Wealth Management Mr. Cassani joined First Financial in 2007 as Senior Vice President and Chief Administrative Officer to oversee the company’s wealth management group. Prior to joining the company, Mr. Cassani served as President of Fund Project Services, Inc., a financial project management and consulting firm he co-founded in 1998. Earlier in his career, he served as Mutual Funds Product Manager at Fifth Third Bank and as an Institutional Investment Officer at Roulston and Company . Prior to those appointments, Mr. Cassani served as an Investment Representative for two separate companies located within the Chicago area. Gregory A. Gehlmann Executive Vice President, Corporate General Counsel Mr. Gehlmann joined First Financial in 2005 as Senior Vice President and General Counsel . Mr. Gehlmann also served as Chief Risk Officer for the company (2006 – 2008). Prior to joining the company, he practiced law for 16 years in Washington, D.C. Mr. Gehlmann served as partner/counsel at Manatt, Phelps & Phillips, LLP where he was counsel to public and private companies as well as investors, underwriters, directors, officers and principals regarding corporate securities, banking and general business and transactional matters . Samuel J. Munafo Executive Vice President, Chief Commercial Banking Officer Mr. Munafo has spent his entire career in various positions with First Financial Bancorp and First Financial Bank. Prior to his current appointment, Mr. Munafo served as President of First Financial Bank (2005 – 2006) and President and Chief Executive Officer for several First Financial affiliates, including Community First Bank & Trust (2001 - 2005), Indiana Lawrence Bank (1998 – 2001) and Clyde Savings Bank (1994 – 1998). He began his career with the company as a management trainee and has served the company in a number of areas, including operations, retail, commercial lending, credit cards and security . Jill A. Stanton Executive Vice President, Co-Chief Retail Banking Officer Ms. Stanton joined First Financial in 2008 and has responsibility for product line management for first mortgage loans, consumer lending and small business lending . Prior to joining the company, she served as Senior Vice President for Irwin Union Bank where she was responsible for mortgage, consumer lending, business banking, commercial credit analysis, credit administration and loan operations in their commercial banking business . Ms. Stanton has over 20 years of experience within the financial services industry . Another step on the path to success

Executive Management (continued) Jill L. Wyman Executive Vice President, Co-Chief Retail Banking Officer Ms. Wyman joined First Financial in 2003 as Vice President and Sales Director . In her current position, Ms. Wyman has responsibility for leading the retail sales process, growing retail deposits and enhancing the sales culture throughout the company’s strategic operating markets . She is also responsible for market services and corporate marketing . Prior to joining the company, she spent 19 years in retail where she served as general manager at Lazarus, a division of Federated Department Stores (currently Macy’s) . Ms. Wyman began her career as a management trainee at Federated/Macy’s and progressed to sales manager, group sales manager, assistant general manager and regional merchandise manager . Kevin T. Langford Senior Vice President, Chief Administrative Officer Mr. Langford joined First Financial in January 2006. As Chief Information Officer, he manages the company’s technology, project and operations departments and provides strategic direction related to other operational areas. Mr. Langford has over 20 years experience in information technology operations and management . Prior to joining the company, Mr. Langford served as Vice President of Technology Services for Irwin Financial Corporation . Earlier in his career, Mr. Langford worked for Cisco Systems where he served as executive liaison to several of Cisco’s largest clients. Alisa E. Poe Senior Vice President, Chief Human Resources Officer Ms. Poe joined First Financial in September 2009 in her current role. Her responsibilities include leadership and oversight of all Human Resources and Learning functions with a strong focus on helping First Financial become an employer of choice for high-performing associates in all of the communities we serve. Prior to joining the company, she worked for The Midland Company as Vice President of Human Resource Services and Corporate Administration . Ms. Poe began her Human Resources career nearly 25 years ago with the Hertz corporation and has since held increasingly responsible HR leadership roles in the banking, insurance and technology industries . Al Roszczyk Senior Vice President, Commercial Banking Regions Mr. Roszczyk joined First Financial in June 2009. Mr. Roszczyk oversees the company’s Indiana markets and has over 25 years of banking experience with a strong background in executive management and leadership as well as extensive experience in commercial lending, treasury management and personal banking services . Prior to joining First Financial, Mr. Roszczyk spent 14 years with Irwin Union Bank and Trust Company . Another step on the path to success

Executive Management (continued) John Sabath Senior Vice President, Chief Risk Officer Mr. Sabath joined First Financial in 2005 as Regulatory Risk Manager . Mr. Sabath was then promoted to Senior Risk Officer and First Vice President and assumed his current position in 2008. He is responsible for management of the Company’s risk management function which includes commercial and retail credit, compliance, operational, market, strategic and reputation risk. Prior to joining the Company, he was in the Enterprise Risk Group at Fifth Third Bank. Earlier in his career, Mr. Sabath held positions at the Federal Reserve Bank of Cleveland, National City Bank and Star Bank (currently US Bancorp) . Anthony M. Stollings Senior Vice President, Chief Accounting Officer & Controller Mr. Stollings joined First Financial in 2006 and oversees the Company’s corporate accounting, tax and external reporting functions . He is a Certified Public Accountant (inactive) and prior to joining the company served as Chief Accounting Officer and Controller at Provident Financial Group, Inc. (Cincinnati OH). Mr. Stollings spent 13 years at Provident and has more than 30 years experience within the financial services industry . Another step on the path to success

Another step on the path to success